Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-249198) and Form S-8 (No. 333-235802) of Natura &Co Holding S.A. of our report dated April 28, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

São Paulo, April 28, 2023

/s/PricewaterhouseCoopers

Auditores Independentes Ltda.